Exhibit 99.1

NEWS For Immediate Release

DELL TO ACQUIRE QUEST SOFTWARE

•	Award-winning Quest bolsters Dell competitive position in delivering end-to-end IT solutions.

•	Strong strategic fit with Dell’s software group; extends existing capabilities in systems management, security, data protection and workspace management.

ROUND ROCK, Texas and ALISO VIEJO, Calif., July 2, 2012 — Dell and Quest Software today announced they have entered into a definitive agreement for Dell to acquire Quest, an award-winning IT management software provider offering a broad selection of solutions that solve the most common and most challenging IT problems.

Dell recently announced the formation of its Software Group to build upon its existing software expertise. The Dell Software Group will add to Dell’s enterprise solutions capability, accelerate strategic growth and further differentiate the company from competitors by increasing its solutions portfolio with Dell-owned intellectual property.

Quest’s family of software solutions and key technologies are strongly aligned with Dell’s software strategy. The acquisition provides critical components to expand Dell’s software capabilities in systems management, security, data protection and workspace management. In addition, Quest’s software portfolio is highly complementary to Dell’s scalable design approach to develop solutions that scale with customer needs. Some examples include:

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The Quest One Identity and Access Management solution family adds to Dell’s very strong set of security assets with SonicWALL and Secureworks, creating a comprehensive set of security solutions to address important customer needs.

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Quest’s Performance Monitoring solutions for applications, networks and databases address a rapidly growing need for our customers. Industry analysts have consistently ranked Quest Foglight as a leading application performance monitoring solution. Businesses of all sizes are looking to reduce their IT complexity and automate workloads for their IT departments. Customers worldwide leverage Foglight to continually monitor their IT environments, proactively identifying and remedying performance issues before they become bigger problems.

•	Quest’s Windows Server Management solutions complement Dell Services’ rapidly growing application modernization practice with recently acquired Clerity Solutions and Make Technologies.

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Effective database management is critical to the successful operation of most organizations. Quest’s Database Management capabilities offer a strong complement to Dell’s enterprise offering. Today, millions of DBAs, developers, and analysts around the world rely on Quest’s database management tools to simplify their work.

Quest has a diversified software portfolio and generated $857 million in global revenue based on its fiscal year 2011 results at gross margins of 86 percent and operating margins of 11 percent. Quest supports heterogeneous and next-generation virtualized environments across leading platform vendors. The addition of Quest, including its 1,500 software sales experts and 1,300 software developers, to Dell’s existing software expertise in systems management, security and cloud integration, is the foundation of a $1.2 billion software business, based on annual revenue.

Quest, established in 1987, is headquartered in Aliso Viejo, Calif. and serves more than 100,000 customers worldwide, including 87 percent of the Fortune 500. The company has approximately 3,850 employees and operates 60 offices in 23 countries.

Quotes

“The addition of Quest will enable Dell to deliver more competitive server, storage, networking and end user computing solutions and services to customers,” said John Swainson, president, Dell Software Group. “Quest’s suite of industry-leading software products, highly-talented team members and unique intellectual property will position us well in the largest and fastest growing areas of the software industry. We intend to build upon the strong momentum Quest brings to Dell.”

“Clearly, Dell’s distribution, reach and brand are well recognized in the industry. Combine that with Quest’s software expertise and award-winning systems management products and you have a very powerful combination for our customers and partners,” said Vinny Smith, chairman and chief executive officer of Quest Software. “With this transaction, Quest’s products and employees become the foundation for Dell’s critical software business.”

A financial analyst call with Dave Johnson, senior vice president, Dell Corporate Strategy; John Swainson, president, Dell Software Group; Brian Gladden, chief financial officer, Dell; and Vinny Smith, chairman and chief executive officer, Quest Software; will be webcast live today at 8:45 a.m. Central Time and archived at www.dell.com/investor

Terms and Closing

Under terms of the agreement, approved by the boards of directors of both companies, Dell will pay $28.00 per share in cash for each share of Quest for an aggregate purchase price of approximately $2.4 billion, net of Quest’s cash and debt. The transaction is expected to close in Dell’s third fiscal quarter, subject to approval by Quest’s shareholders and customary conditions.

About Quest

Established in 1987, Quest Software (NASDAQ: QSFT) provides simple and innovative IT management solutions that enable more than 100,000 global customers to save time and money across physical and virtual environments. Quest products solve complex IT challenges ranging from database management, data protection, identity and access management, monitoring, user workspace management to Windows management.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.Dell.com.

Dell is a trademark of Dell Inc. Dell disclaims any proprietary interest in the marks and names of others.

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Special Note:

Statements that relate to future results and events are forward-looking statements based on Dell's and Quest’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and assumptions include the possibility that projected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that Dell and Quest are unable to successfully implement the plans, strategies and objectives of management for future operations, including the execution of integration strategies; and other risks that are described in Dell’s or Quest’s Securities and Exchange Commission reports. Neither Dell nor Quest undertake any obligation to update these forward-looking statements.

Additional Information and Where to Find It:

Quest intends to file with the Securities and Exchange Commission (the “SEC”) an amended proxy statement and intends to furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Quest and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, QUEST’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QUEST AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Quest with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Quest by contacting Quest’s Investor

Relations by telephone at (949) 754-8000, or by mail at Quest Software, Inc., 5 Polaris Way, Aliso Viejo, California 92656, Attention: Investor Relations, or by going to Quest’s Investor Relations page on its corporate website at www.quest.com.

Participants in the Solicitation:

Quest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quest in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the amended proxy statement described above. Additional information regarding these directors and executive officers is included in Quest’s amended Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2012.

Contact Information

Media Contacts:

David Frink	Dell Inc.	(512) 728-2678	david_frink@Dell.com
Tracy Benelli	Quest	(949) 754-8633	tracy.benelli@quest.com
Investor Relations Contacts:
Robert Williams	Dell Inc.	(512) 728-7570	robert_williams@Dell.com
David Mehok	Dell Inc.	(512) 728-4225	david_mehok@Dell.com